SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PACIFIC CONTINENTAL CORPORATION

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TO OUR SHAREHOLDERS:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Pacific Continental Corporation which will be held at 7:30 p.m. on Tuesday, April 22, 2003, at Pacific Continental Bank’s Olive Street Office, 111 West 7th Avenue, Eugene, Oregon.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return your Proxy in the envelope provided.

Sincerely,

March 19, 2003	HAL BROWN President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that pursuant to call of its directors, the regular Annual Meeting of the Shareholders of Pacific Continental Corporation (“Company”) will be held at 111 West 7th Avenue, Eugene, Oregon, on Tuesday, April 22, 2003, at 7:30 p.m., for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS: Electing five persons to serve as directors, four for a three-year term and one for a one-year term or until their successors are elected and qualified.

2.	EMPLOYEE STOCK OPTION PLAN. To amend the 1999 Employee Stock Option Plan to increase the number of shares available under the plan.

3.	DIRECTOR STOCK OPTION PLAN. To amend the 1999 Director Stock Option Plan to increase the number of shares available under the plan.

4.	WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 7, 2003, will be entitled to notice of the meeting and to vote at the meeting.

By Order of the Board of Directors

Eugene, Oregon March 19, 2003	HAL BROWN President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PACIFIC CONTINENTAL CORPORATION

111 West 7th Avenue Eugene, OR 97401	P.O. Box 10727 Eugene, Oregon 97440-2727

PROXY STATEMENT

For Annual Meeting of Shareholders

to be held on April 22, 2003

INTRODUCTION

This Proxy Statement and the accompanying Proxy are furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at it’s Annual Meeting of Shareholders to be held on Tuesday, April 22, 2003, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is March 19, 2003. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting were first mailed to shareholders on or about March 19, 2003.

GENERAL INFORMATION

Purpose of the Meeting

At the Annual Meeting, shareholders will be asked to consider and vote upon:

•	The election of Messrs. Robert A. Ballin, Donald A. Bick, John H. Rickman and Ronald F. Taylor to serve as directors of the Company for three year terms, and the election of Mr. Hal Brown to serve as director for a one year term or until their successors have been elected and qualified.

•	A proposal to amend the 1999 Employee Stock Option Plan to reserve an additional 500,000 shares of the Company’s common stock (“Common Stock”) for future grants.

•	A proposal to amend the 1999 Director Stock Option Plan to reserve an additional 100,000 shares of Common Stock for future grants.

Record Ownership and Quorum

Shareholders of record as of the close of business on March 7, 2003 (“Record Date”), are entitled to one vote for each share of Common Stock then held. As of the Record Date there were 5,053,751 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker nonvotes will not be considered shares present and will not be included in determining whether a quorum is present.

Solicitation of Proxies

The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. In addition to the use of the mail, proxies may be solicited by personal interview or telephone by directors, officers and employees of the Company or its bank subsidiary, Pacific Continental Bank (“Bank”). It is not expected that compensation will be paid for the solicitation of proxies.

When a Proxy card is returned properly signed and dated, the shares represented by the Proxy will be voted in accordance with the instructions on the Proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees and FOR the approval of the proposals.

Voting of Proxies by Record Holder

Shareholders who execute Proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later Proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a Proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted Proxy.

Voting of Proxies by Beneficial Holder

If your shares are held by a bank, broker or other holder of record you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you want to attend the shareholder meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

Voting for Directors

The nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or for each individual nominee. Votes that are withheld and broker nonvotes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

Nominations for Directors

Nominations may be made in accordance with the prior notice provisions contained in the Company’s bylaws. These notice provisions require that a shareholder provide the Company with written notice not less than ten (10) nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors (or if less than twenty-one (21) days notice is given to shareholders, within seven (7) days from the date the notice of meeting, was mailed).

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide that the number of directors will be not less than six (6), with the specific number of directors to be fixed in the Company’s Bylaws. The Company’s Bylaws currently provide for a board of ten (10) directors. The Company’s Articles of Incorporation require that the terms of the directors be staggered so that approximately one-third of the total number of directors is elected each year.

The Board has nominated Robert A. Ballin, Donald A. Bick, John H. Rickman and Ronald F. Taylor for election as directors for three-year terms to expire in the year 2006, and Hal Brown for election as a director for a one-year term to expire 2004. Messrs. Ballin, Bick and Taylor have served as directors of the Company since its inception and directors of the Bank since 1980, 1972 and 1973, respectively. Mr. Rickman was appointed to the Board of Directors on February 11, 2003. Mr. Brown was appointed to the Board of Directors on August 15, 2002 to fill the vacancy caused by the departure of J. Bruce Riddle.

The Board of Directors recommends that you vote FOR the nominees to be elected as directors.

If any of the nominees should refuse or be unable to serve, your Proxy will be voted for such persons as are designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any nominee will refuse or be unable to serve. As of December 31, 2002, directors of the Company also served as directors of the Bank. The reference to tenure of director of the Company prior to its formation refers to tenure as director of the Bank.

Nominees for Director

Nominee for Director with Term Expiring 2004

Hal Brown, 49, was elected a director of the Company and Bank in August 2002 following his July 2002 appointment as President and Chief Executive Officer of the Company and the Bank. Prior to his promotion, Mr. Brown served as the Executive Vice President and Chief Operating Officer of the Company and the Bank from 1999 , and prior to that served as the Senior Vice President and Chief Financial Officer of the Company and the Bank from 1996. He began his career with the Bank in 1985 as Cashier.

Nominees for Director with Term Expiring 2006

Robert Ballin, 61, has been a director of the Company since 1980, and has served as Chairman of the Board since 2000. Mr. Ballin currently serves as Chairman of Willis, which is the largest insurance brokerage office between Portland and San Francisco. Among other professional interests, Mr. Ballin has also served on numerous community and philanthropic boards.

Donald A. Bick, 67, has been a director of the Company since 1972 and serves as the chair of the Audit Committee. Mr. Bick is an attorney and sole practitioner. From 1963 until 1999, Mr. Bick served as a partner at the law firm Bick & Monte, P.C. From 1971 through 1986, Mr. Bick served as Vice President of Eugene Aircraft Inc., a Piper Aircraft dealership. In addition, Mr. Bick served as a director of Black Butte Ranch, a destination resort property, serving two years as chairman.

John H. Rickman, 61, retired from U.S. Bank in December of 2001, after more than 38 years of service. Prior to his retirement, Mr. Rickman served as President of U.S. Bank, Oregon and head of the bank’s Oregon commercial lending group. Mr. Rickman was involved with numerous civic and professional organizations including: the executive committee of the Portland Chamber; United Way campaign cabinet committee, member of the SOLV-Founders Circle, and Goodwill industries of Columbia-Willamette. He previously served on the board of the Oregon Business Council, the Association for Portland Progress, co-chair of the Oregon Mentoring Initiative, and the Portland Oregon Sports Authority. He is a past chairman of the Oregon Bankers Association.

Ronald F. Taylor, 66, has been a director of the Company since 1973. In 1997, Mr. Taylor retired as the General Manager of Willamette Graystone Inc., a Northwest company, which produces and sells concrete and related masonry products. Mr. Taylor served as General Manager for Willamette Graystone for over 25 years.

Continuing Directors

Directors with Terms Expiring 2004

Larry Campbell, 62, has been a director of the Company since 1982. Mr. Campbell is the President of L.G. Campbell Commercial Inc., which owns Campbell Commercial Real Estate. He is a past Board Member of the University of Oregon Alumni Association and the Eugene/Springfield Metro Partnership.

Michael D. Holzgang, 45, has been a director of the Company since 2002. Mr. Holzgang serves as Senior Vice President of Colliers International, a global real estate services firm. Prior to joining Colliers International in 2001, Mr. Holzgang worked with Cushman and Wakefield of Oregon for nearly 20 years. Among other volunteer board service, Mr. Holzgang is the past President of the Boys and Girls Clubs of Portland and currently acts as Vice Chairman of NW Medical Teams International, an organization that coordinates the planning efforts of many voluntary organizations that respond to disasters.

Directors with Terms Expiring 2005

Michael S. Holcomb, 59, has been a director of the Company since 1997. Mr. Holcomb is the Managing Partner of Berjac of Oregon, a Northwest Premium Financing Company for commercial insurance premiums. Prior to joining Berjac, Mr. Holcomb was a commissioned officer in the United States Air Force. Among other professional interests, Mr. Holcomb is involved in the Downtown Rotary and the Eugene Executive Association.

Donald G. Montgomery, 63, has been a director of the Company since 1996 and Vice Chairman of the Board since 2000. Mr. Montgomery is currently a private investor. Mr. Montgomery formerly served as the Chief Operating Officer of the Timber Products Company, a privately owned wood products production and sales company. Prior to joining Timber Products, Mr. Montgomery worked for Kings Table International where he retired as Chief Operating Officer in 1985.

Donald L. Krahmer, Jr., 45, has been a director of the company since 2002. Mr. Krahmer is a Shareholder of the law firm Schwabe, Williamson and Wyatt, P.C. specializing in corporate law. Prior to joining Schwabe in 2002, Mr. Krahmer was a partner at Black Helterline, LLP and had held various management positions with Endeavour Capital, PacifiCorp Financial Services, PacifiCorp and U.S. Bancorp. Mr. Krahmer serves as member of the board of directors of the Portland Business Alliance, the Cascade Pacific Council of the Boy Scouts of America, the New Economy Coalition and serves as Chairman of the Oregon Technology Alliance. Mr. Krahmer is a member of the American Bar Association’s Business Law Section and its Corporate Governance, Venture Capital and Private Equity and Negotiated Acquisitions committees.

INFORMATION REGARDING THE BOARD OF

DIRECTORS AND ITS COMMITTEES

The following sets forth information concerning the Board of Directors and Committees of the Company and the Bank for the fiscal year ended December 31, 2002.

Board of Directors

The Company held 7 Board meetings and the Bank held 12 Board meetings in 2002. Each director attended at least 75% percent of the aggregate of (i) the total number of meetings of the Boards of Directors, and (ii) the total number of meetings held by all committees on which he served.

Certain Committees of the Board of Directors

The Company and Bank Boards have jointly established an Audit Committee, Compensation Committee, Executive Committee and Corporate Governance/Nominating Committee.

Audit Committee.    The Audit Committee is comprised of independent directors (as defined by the Nasdaq listing standards) and operates under a formal written charter approved by the Committee and adopted by the Board of Directors (see Appendix A to this Proxy Statement.) The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the outside auditors performing or issuing an audit report, and approves the engagement and fees for all audit and non-audit functions, with the independent auditors reporting directly to the Audit Committee. The responsibilities of the Audit Committee include overseeing (i) the integrity of the Company’s financial statements, which includes reviewing the scope and results of the annual audit by the independent auditors, any recommendations of the independent auditors and management’s response to such recommendations, and the accounting principles being applied by the Company in financial reporting; (ii) the establishment of procedures for the receipt, retention and treatment of accounting controls; (iii) the reports of bank regulatory authorities and reporting its conclusions to the Board; (iv) the procedures with respect to the records and business practices of the Company and Bank, (v) the adequacy and implementation of the internal auditing, accounting and financial controls; (vi) the independent auditor’s qualifications and independence; and (vii) the compliance with the Company’s legal and regulatory requirements.

The Audit Committee will oversee and evaluate the adequacy of the Company’s internal and disclosure controls, but management is responsible for developing and implementing the internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issues a report thereon. The committee’s responsibility is to monitor and oversee this process. The Committee held four meetings during the year. For 2002, members of the Audit Committee consisted of Messrs. Bick (Chairman), Holcomb, Krahmer, Montgomery, and Taylor. The Board of Directors has determined that director Krahmer meets the definition of “audit committee financial expert.”

Compensation Committee.    The Compensation Committee is comprised of independent directors and operates under a formal written charter approved by the Committee and adopted by the Board of Directors. The Compensation Committee reviews and approves the Company’s retirement and benefit plans, determines the salary and incentive compensation for Mr. Brown and certain other executive officers, and establishes compensation for directors. The Committee held five meetings during the year. For 2002, members of the Compensation Committee consisted of Messrs. Montgomery (Chairman), Holcomb, Riddle, and Taylor. However, Mr. Riddle, who departed in July 2002, did not participate in the Committee’s or Board’s decision pertaining to his compensation.

Executive Committee.    The Executive Committee functions as a subcommittee of the full Board of Directors. It meets when directed by the Board and considers matters for later report to the Board of Directors. Matters to be considered by the committee may include new office locations, real estate purchases and lease negotiations, merger and acquisition opportunities, and strategic planning. The committee did not meet during the year. For 2002, members of the Executive Committee consisted of Messrs. Ballin (Chairman), Brown, Montgomery, Putney and Riddle. Mr. Putney resigned as a director in April and Mr. Riddle departed in July, 2002.

Corporate Governance/Nominating Committee.    During December 2002 the Board of Directors established a Corporate Governance/Nominating Committee. The committee is comprised of independent directors. The committee was established to review and consider various corporate governance standards as suggested or required by SEC, Nasdaq and other regulatory agencies. These standards may include Company code of ethics, defining board member expectations, and Company committee charters. In addition the committee establishes the annual ballot for director nominees. The initial members of the Corporate Governance/Nominating Committee consist of Messrs. Krahmer (Chairman), Ballin, Holzgang and Montgomery.

Compensation of Directors

Director Fees.    Pursuant to the Company’s Bylaws, the Company has an established program for director compensation in which each director of the Company receives a monthly fee of $1,400 for a regularly scheduled meeting and $100 for each committee meeting attended. The Chairman of the Board receives $1,600 for a regularly scheduled meeting and $100 for each committee meeting attended.

In addition to their directors’ fees, directors participate in an incentive bonus program. The program provides that directors may receive an annual bonus of up to $10,000, determined by the Bank’s return on average equity. For 2002, the bonus program resulted in no director incentive payments.

Directors’ Stock Option Plan.    The Company maintains a director stock option plan for the benefit of non-employee directors. The plan authorizes the non-employee directors of the Board to administer the plan and to grant nonqualified stock options to non-employee directors of the Company. The plan provides that the exercise price of options granted must be not less than the greater of (i) 100% of the fair market value; or (ii) the net book value of such stock on the date of the grant. All options granted under the plan expire not more than ten years from the date of grant and may be fully vested at the time of the grant.

From time to time, the plan is amended or a new plan is adopted to provide for additional shares. In 1999, the Board adopted and the shareholders approved a new Director Stock Option Plan (“1999 DSOP”), providing for the grant of up to 100,000 shares of the Company’s Common Stock. At December 31, 2002, 31,800 shares remained available for issuance under the 1999 DSOP, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company. At the 2003 Annual Meeting, the shareholders will be asked to approve an amendment to the 1999 Director Stock Option Plan to increase the number of shares available under the plan by an additional 100,000 shares. See “Proposal No. 3—Amendments to 1999 Director Stock Option Plan”.

Directors’ Stock Option Grants.    In December 2002, eight individual grants to purchase 4,000 shares was awarded to all non-employee directors at a per share exercise price of $13.85. The options are fully vested at the time of grant and expire in 2007.

SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT

The table on the following page shows, as of December 31, 2002, the amount of Common Stock beneficially owned by (a) each director and director nominee; (b) the executive officers of the Company; (c) all persons who are beneficial owners of five percent or more of the Company’s Common Stock; and (d) all of the Company’s directors and executive officers as a group. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Name	Position with Company	Number of Shares(1)		Percentage of Shares(1)
Executive Officers and Directors
Hal M. Brown	Director, President and Chief Executive Officer	149,422		2.96%
John M. Gyde	Executive Vice President, Chief Credit Officer	56,886	(2)	1.13%
Mitchell J. Hagstrom	Senior Vice President, Manager of Client Services	37,835	(3)	*
Daniel J. Hempy	Executive Vice President, Director of Corporate Banking	4,000		*
Michael Reynolds	Senior Vice President, Chief Financial Officer	6,380		*
Carol Batchelor	Senior Vice President, Bank Operations and Human Resources Director	5,845		*
Patricia Haxby	Senior Vice President and Chief Information Officer	4,833	(4)	*
Robert A. Ballin	Director	250,793		4.97%
Donald A. Bick	Director	40,201	(5)	*
Larry G. Campbell	Director	46,335		*
Michael S. Holcomb	Director	83,766	(6)	1.66%
Michael D. Holzgang	Director	4,500		*
Donald L. Krahmer, Jr.	Director	6,100		*
Donald G. Montgomery	Director	21,648		*
John H. Rickman	Director	0		*
Ronald F. Taylor	Director	26,190	(7)	*
Directors and executive officers as a group (16 persons)		744,734	(8)	14.46%

*	Represents less than 1% of the Company’s outstanding Common Stock
1.	Share amounts include options to acquire shares that are exercisable within 60 days as follows: Ballin 10,600 shares, Batchelor 2,970 shares; Bick 10,600 shares; Brown 10,340 shares; Campbell 10,600 shares; Gydé 7,700 shares; Hagstrom 9,460 shares; Haxby 4,290 shares; Holcomb 10,600 shares; Holzgang 4,000 shares; Krahmer 4,000 shares; Montgomery 10,600 shares; Reynolds 3,850 shares; and Taylor 10,600 shares.
2.	Includes 212 shares held by spouse.
3.	Includes 15,686 shares held in a charitable remainder trust and 232 shares held as custodian for minor children.
4.	Includes 550 shares held for minor child.
5.	Includes 466 shares held by spouse and 4,904 shares held as custodian for grandchildren.
6.	Includes 9,122 shares held jointly with children.
7.	Includes 5,764 shares held by spouse.
8.	Includes 110,210 shares subject to option that could be exercised within 60 days.
5% Shareholder
BancFunds 208 LaSalle Street Chicago, Illinois	255,136	5.06%

EXECUTIVE COMPENSATION

The following table sets forth the last three fiscal years compensation received by the Chief Executive Officer and the four most highly compensated principal officers of the Company, whose total compensation during the last fiscal year exceeded $100,000. The Bank pays all compensation of the executive officers.

SUMMARY COMPENSATION TABLE

Long Term Compensation
	Annual Compensation									Awards			Payouts
Name and Principal Position	Year	Salary(1)			Bonus(2)		Other Annual Compensation(3)			Restricted Stock Awards		Securities Underlying Options/ SARs(#)(4)	LTIP Payouts		All Other Compensation (5)(6)
Hal M. Brown President and Chief Executive Officer	2002 2001 2000	$ $ $	157,678 134,529 130,209		$ $ $	25,000 70,000 64,000	$ $ $	0 0 0		$ $ $	0 0 0	15,000 6,600 11,000	$ $ $	0 0 0	$ $ $	18,352 23,071 21,994

J. Bruce Riddle President and CEO	2002 2001 2000	$ $ $	133,425 237,650 236,150	(7)	$ $ $	0 214,272 229,000	$ $ $	430,514 0 0	(8)	$ $ $	0 0 0	0 8,250 11,000	$ $ $	0 0 0	$ $ $	7,251 24,536 24,382

John M. Gydé Executive Vice President, Chief Credit Officer	2002 2001 2000	$ $ $	106,794 103,069 101,287		$ $ $	7,500 41,000 49,000	$ $ $	0 0 0		$ $ $	0 0 0	0 6,600 6,600	$ $ $	0 0 0	$ $ $	12,658 17,052 16,426

Mitchell J. Hagstrom Senior Vice President, Manager of Client Services	2002 2001 2000	$ $ $	92,070 85,475 77,785		$ $ $	20,000 33,000 35,000	$ $ $	0 0 0		$ $ $	0 0 0	5,000 6,600 6,600	$ $ $	0 0 0	$ $ $	14,291 17,605 16,138

Daniel J. Hempy Executive Vice President, Director of Corporate Banking	2002		$90,537			$55,000		$0			$0	40,000		$0		$4,912

Michael Reynolds Senior Vice President, Chief Financial Officer	2002 2001 2000	$ $ $	92,514 88,344 84,000		$ $ $	16,000 14,000 9,500	$ $ $	0 0 0		$ $ $	0 0 0	5,000 5,500 5,500	$ $ $	0 0 0	$ $ $	11,256 14,675 14,072

1.	Includes director and committee fees paid to Messrs. Riddle, Brown and Gyde.
2.	Bonus accrued during the fiscal year and paid in the subsequent year. Includes 2001 and 2000 director bonuses earned by Mr. Riddle.
3.	Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to the Bank of providing such benefits to any individual executive officer during the year ended December 31, 2002 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
4.	Adjusted to reflect the 10% stock dividend paid in September 2001.
5.	Includes contributions accrued by the Bank during 2002 for the benefit of Messrs. Brown, Gydé, Hagstrom and Reynolds in the amounts of $9,296, $6,234, $5,414 and $5,454, respectively, pursuant to the Bank’s 401(k) Profit Sharing Plan.
6.	Includes insurance premiums paid by the Bank during 2002 on behalf of Messrs. Brown, Riddle, Gydé, Hagstrom, Hempy and Reynolds in the amounts of $9,056, $7,251, $6,424, $8,877, $4,912 and $5,802, respectively.
7.	Includes the salary paid to Mr. Riddle through July 15, 2002.
8.	Amount paid or accrued in 2002 in accordance with the separation provisions of Mr. Riddle’s employment agreement. Includes the continuation of one year salary, $222,500; a 2002 bonus payment, $177,500; accrued vacation, $24,175; and miscellaneous benefits, $6,339.

Stock Option Plans

The Company maintains an Incentive Stock Option Plan for the benefit of employees of the Bank. A committee of at least three non-employee directors of the Board administers the plan. Under the terms of the plan, the committee may grant employees of the Bank options in the form of “incentive” or “non-qualified” stock options to purchase shares of the Company’s Common Stock at a purchase price of not less than the greater of (i) 100% of the fair market value; or (ii) the net book value of such stock on the date of the grant (in the case of an incentive stock option, the price may not be less than the fair market value). The options have a term not exceeding ten years from the date the option is granted.

In 1999, the Board adopted and the shareholders approved the new 1999 Employee Stock Option Plan (“1999 Plan”). The 1999 Plan provides for the grant of up to 500,000 shares of the Company’s Common Stock. At December 31, 2002, 46,200 shares remained available for issuance under the 1999 Plan, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company. No shares remain available for grant under any of the other existing plans. At the 2003 Annual Meeting, the shareholders will be asked to approve an amendment to the 1999 Plan to increase the number of shares available under the plan by an additional 500,000 shares. See “Proposal No. 2—Amendments to 1999 Employee Stock Option Plan”.

Stock Option Grants.    The following table sets forth certain information concerning individual grants of stock options under the stock option plans awarded to the named officers during the year ended December 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Options Granted		% of Total Options Granted to Employees		Exercise Price		Expiration Date

Name								5%		10%
Hal M. Brown	10,000 5,000	(1) (1)	100.0 3.9	% %	$ $	13.00 13.85	9-18-12 12-10-07	$ $	81,756 19,132	$ $	207,187 42,278

J. Bruce Riddle	0

Mitchell J. Hagstrom	5,000	(1)	3.9%			$13.85	12-10-07		$19,132		$42,278

Daniel J. Hempy	20,000 20,000	(2) (3)	100.0 100.0	% %	$ $	11.70 11.70	6-03-12 6-03-12	$ $	147,161 147,161	$ $	372,936 372,936

Michael Reynolds	5,000	(1)	3.9%			$13.85	12-10-07		$19,132		$42,278

1.	Options granted vest over a four-year period, with 25% of the shares vesting on each of the first, second, third, and fourth anniversaries of the grant date.
2.	Options granted vest over a three year period, with 33% of the shares vesting on each of the first, second, and third anniversaries of the grant date.
3.	Options granted are conditionally vested only if certain growth objectives related to Portland market deposit and loan totals are met prior to June 30, 2004.

Stock Option Exercises.    The following table sets forth certain information concerning exercises of stock options pursuant to the Company’s stock option plans by the named executive officers during the year ended December 31, 2002 and stock options held at year-end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Year End		Value of Unexercised Options at Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Bruce Riddle	11,550	$44,996	0	0	$0	$0
Hal M. Brown	4,950	$14,702	10,340	23,360	$44,788	$48,686
John M. Gydé	4,950	$14,702	7,700	11,600	$28,710	$22,968
Mitchell J. Hagstrom	4,950	$17,672	9,460	12,040	$32,729	$25,648
Daniel J. Hempy			0	40,000	$0	$112,000
Michael Reynolds	2,200	$8,514	3,850	10,500	$10,527	$19,140

1.	On December 31, 2002, the estimated market price of the Common Stock was $14.50. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between the estimated market price and the exercise price of the stock option multiplied by the number of stock option shares.

EQUITY COMPENSATION PLAN INFORMATION

	Year Ended December 31, 2002
	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	558,340	$11.73	78,000
Equity compensation plans not approved by security holders	0	$0	0

(1)	Consists of shares that are outstanding and shares available for future issuance under the respective plans. The material terms of the plans are described above and in Proposals 2 and 3 set forth below.

Executive Agreements

Hal Brown Employment Agreement.    During 2002, the Bank and Company entered into an Employment Agreement (“Agreement”) with Hal Brown, who was elected to the Board of Directors and appointed President and Chief Executive Officer in 2002. The Agreement is for a term of three years, expiring on April 30, 2005. Annually, unless action is taken by the board otherwise, the term of the Agreement is extended for an additional one-year period reestablishing a term of three years. Under the terms of the Agreement, Mr. Brown receives an initial annual salary in the amount of $175,000 and a cash bonus opportunity based on the Bank’s 401(k)/bonus formula in effect at that time. In the event Mr. Brown is terminated before the term ends for “good reason” or by the Company or the Bank, without “cause,” Mr. Brown will be entitled to receive compensation (including any bonus earned) and benefits in the amounts that they would have received had they been employed, for a period of 12 months from the date of termination. In addition, the Agreements provide for severance payments in the event employment is terminated (i) voluntarily or involuntarily within one year after a change in control (as defined); or (ii) involuntarily within one year prior to the occurrence of a change of control. In the event of a change in control, executive will be eligible to receive a lump sum payment equal to a multiple of two and one half times of the executive’s highest compensation received during any of the most recent three calendar years prior to or simultaneous with the change in control; and in the case of an involuntary termination following a change of control, the continuation of certain benefits, including portions of medical and dental insurance premiums, for a period of one year.

Daniel J. Hempy Employment Agreement.    During 2002, the Bank and Company entered into an Employment Agreement (“Agreement”) with executive officer Daniel J. Hempy. The Agreement is for a term of three years, expiring on May 23, 2005. Under the terms of the Agreement, Mr. Hempy receives an initial annual salary in the amount of $155,000 and a 2002 cash bonus of $55,000. Beginning in 2003 Mr. Hempy’s bonus opportunity shall be based on the Bank’s 401(k)/bonus formula in effect at that time. The Agreement entitles Mr. Hempy to receive incentive stock options to purchase shares of the Company with a market value of $100,000 as of the date of grant in both years 2003 and 2004. In the event Mr. Hempy is terminated before the term ends for “good reason” or by the Company or the Bank, without “cause,” Mr. Hempy will be entitled to receive compensation (including any bonus earned) and benefits in the amounts that they would have received had they been employed, for a period of 12 months from the date of termination. In addition, the Agreements provide for severance payments in the event employment is terminated (i) voluntarily or involuntarily within one year after a change in control (as defined); or (ii) involuntarily within one year prior to the occurrence of a change of control. In the event of a change in control, executive will be eligible to receive a lump sum payment equal to a multiple of two times of the executive’s highest compensation received during any of the most recent three calendar years prior to or simultaneous with the change in control; and in the case of an involuntary termination following a change of control, the continuation of certain benefits, including portions of medical and dental insurance premiums, for a period of one year.

J. Bruce Riddle Separation Agreement.    On July 15, 2002, the Company and the Bank entered into a Separation and Release Agreement with J. Bruce Riddle. Under the terms of this agreement, and in accordance with the terms of his employment agreement, the Company agreed to continue salary payments for twelve months, to pay a 2002 bonus of $177,500 (payable January 2003), to pay accrued vacation in the amount of $24,175 and to continue payment of other miscellaneous defined benefits.

Executive Severance Agreements.    The Bank has entered into Executive Severance Agreements with certain of its executive officers. Under these agreements, the executive is entitled to receive severance payments in the event his or her employment is terminated (i) voluntarily or involuntarily within three years after a change in control (as defined); or (ii) involuntarily within two years prior to the occurrence of a change in control. Under the terms of these agreements, Messrs. Hagstrom and Reynolds would be eligible to receive a lump sum payment equal to the executive’s highest compensation received during any of the most recent three calendar years prior to or simultaneous with, the change in control; and Mr. Gydé would be eligible to receive an amount equal to one and one-half times the executive’s highest compensation received during any of the most recent three calendar years prior to or simultaneous with, the change in control.

401(k) Profit Sharing Plan

The Bank has a 401(k) Profit Sharing Plan (“401(k) Plan”) covering substantially all employees. An employee must be at least 18 years of age and have one year of service with the Bank to be eligible for the 401(k) Plan (“Effective Date”). Under the 401(k) Plan, participants may defer a percentage of their compensation, the dollar amount of which may not exceed the limit as governed by law. At the discretion of the Board, the Bank may also elect to pay a discretionary matching contribution equal to a percentage of the amount of the salary deferral made by the participant. The 401(k) Plan provides that contributions made are 100% vested immediately upon the participant’s Effective Date. During 2002, the amount accrued by the Bank for the benefit of employees under the 401(k) Plan totaled $233,917. The Bank acts as the Plan Administrator of the 401(k) Plan. The 401(k) Plan’s trustees determine general investment options. The 401(k) Plan participants make specific investment decisions.

Stock Repurchase Program

On October 9, 2001, the Board approved a stock repurchase program that allowed, through December 31, 2002, for the repurchase of up to 200,000 shares through open market transactions, block purchases, or through privately negotiated transactions. The plan repurchases are limited by the anticipated timing of stock option exercises, as well as by other factors. At December 31, 2002, a total of 102,400 shares had been repurchased under this program.

Compensation Committee Report

The following is a report of the Compensation Committee of the Board of Directors which is responsible for establishing and administering the Company’s Executive Compensation Program. The following report includes specific matters relating to compensation during the year 2002.

Compensation Philosophy and Objectives.    The philosophy underlying the development and administration of the Company’s annual and long-term compensation plans is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

•	Establish compensation plans which deliver pay commensurate with the Company’s performance, as measured by operating, financial and strategic objectives,

•	Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners,

•	Reward executives if shareholders receive an above-average return on their investment over the long-term.

The company structures executive base salaries to be competitive within the marketplace, both for financial institutions and other similarly sized organizations. Incentive bonuses are structured to provide additional executive compensation depending on individual and Company performance relative to certain objectives. The Company objectives are a combination of operating, financial and strategic goals (such as loan and deposit levels, asset quality, earnings per share, operating income, etc.) that are considered to be critical to the Company’s goal of building long-term shareholder value.

The incentive bonus program is administered by the Compensation Committee. Dollars for the bonus program are accumulated based on the earnings of the Company. For the year 2002, return on average assets is the ratio used for the calculation with bonus pool dollars allocated between the employer’s contribution to the Company’s 401(k)/Profit Sharing Plan and the incentive bonus. Beginning in 2003, incentive bonuses are accrued as a percent of the executive’s base salary and awarded depending on individual performance and the Company’s overall percentage change in earnings per share.

The Company’s current long-term incentive program consists of the 1999 Stock Option Plan. Grants are considered at the then value of the Company’s Common Stock, thereby providing an additional incentive for executives to build shareholder value. Executives receive value from these grants if the Company’s Common Stock appreciates over the long-term.

Change in Executive Management.    In July 2002, J. Bruce Riddle ceased being a director, and the President and CEO of both the Company and the Bank. Mr. Riddle had served as the Bank’s President and CEO for the previous 22 years. As a result of the vacancy caused by Mr. Riddle’s departure, Hal Brown was named President and CEO of both the Company and the Bank and elected to the Boards of Directors. Mr. Brown has been employed with the Bank for 17 years, most recently as Executive Vice President and Chief Operating Officer. In view of Mr. Brown’s promotion and additional responsibilities, the Committee adjusted his salary, awarded a 10,000-share, ten-year option, and renegotiated Mr. Brown’s employment agreement.

Bank Performance and Compensation.    During 2002 the Bank did not achieve all of its operating and financial goals. Specific measurements include loan and deposit growth, asset quality, return on average assets, return on average equity, operating income, and earnings per share. Although growth in deposits and loans exceeded goals, asset quality negatively affected earnings performance. Considering all factors, which were not specifically weighted, the Board awarded the Bank’s President and Chief Executive, Hal Brown, an incentive bonus payment in the amount of $25,000.

Compensation Committee Interlocks and Insider Participation.    Until his departure in July 2002, Mr. J. Bruce Riddle, the president and CEO of the Bank, served as a member of the Compensation Committee. Mr. Riddle did not vote on any matter affecting compensation paid or awarded to him.

Compensation Committee

Donald G. Montgomery (Chairman)

Michael S. Holcomb

Ronald F. Taylor

Audit Committee Report

The Audit Committee consists of the directors listed below. During 2002 Nasdaq revised the experience requirements for members of the Audit Committee. The Board of Directors has determined that the membership of the Audit Committee meets the independence requirements as defined under the Nasdaq listing standards. A copy of the amended Charter that was reviewed and approved by the Committee and subsequently adopted by the Board, is attached as Exhibit A.

During 2002 the Audit Committee retained independent accountants, Zirkle, Long & Trigueiro, LLC, Certified Public Accountants to perform certain defined services including the 2002 annual audit, reviews of 2002 annual and quarterly reports filed on Forms 10-K and 10-Q, and preparation of the Company’s 2002 tax return.

The Audit Committee has met and held discussions with management and the Company’s independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Our independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Based on the Committee’s review of the audited consolidated financial statements and the various discussions with management and the independent accountants noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Audit Committee Members—Fiscal 2002

Donald A. Bick (Chairman)

Michael S. Holcomb

Donald L. Krahmer, Jr.

Donald G. Montgomery

Ronald F. Taylor

STOCK PERFORMANCE GRAPH

The above line graph and table below compares the total cumulative shareholder return on the Company’s Common Stock, based on reinvestment of all dividends, to the cumulative total returns of the Standard & Poor’s S&P Composite 500 Index, and SNL Securities $250 to $500 Million Bank Asset Size Index (“SNL Index”). The graph assumes $100 invested on December 31, 1997, in the Company’s Common Stock and each of the indices.

	December 31
	1997	1998	1999	2000	2001	2002
PCB (PCBK)	$100	$118	$88	$62	$100	$117
S&P 500	$100	$129	$156	$141	$125	$97
SNL Index	$100	$90	$83	$80	$114	$147

TRANSACTIONS WITH MANAGEMENT

The Bank has had, and expects to have in the future, banking transactions, including loans, in the ordinary course of business with directors, executive officers, and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, which transactions do not involve more than the normal risk of collection or present other unfavorable features. All such loans were made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and in the opinion of management, do not involve any undue credit risk to the Bank.

PROPOSAL NO. 2—AMENDMENT OF EMPLOYEE STOCK OPTION PLAN

General

The Company has historically maintained an incentive stock option plan for the benefit of employees of the Company.

The purpose of the stock option plan is to attract and retain the best people available in order to enhance the performance of the Company. The Board believes that a form of non-cash compensation, the value of which is related to the long-term performance of the Company, is consistent with the interests of the Company’s shareholders.

As described in “Executive Compensation—Employee Stock Option Plan”, at December 31, 2002, approximately 46,200 of the 500,000 shares of Company Common Stock provided for in the 1999 Employee Stock Option Plan (“1999 Plan”) remained available for grant.

On February 11, 2003, the Board of Directors approved an amendment to the current 1999 Plan, subject to shareholder approval at the 2003 Annual Meeting, which the Board of Directors unanimously recommends. The purpose of the amendment is to make 500,000 additional shares available for future option grants. The material features of the 1999 Plan are summarized below. A copy of the full text of the 1999 Stock Option Plan will be provided to any shareholder on request to the Company, Attn: Mick Reynolds.

Material Terms of the 1999 Plan

The 1999 Plan is administered by the Compensation Committee. If approved, the amendment will allow stock options to be granted in any combination up to an additional 500,000 shares of Common Stock, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company.

The 1999 Plan provides for the issuance of options that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, and also for the issuance of nonqualified stock options.

Tax Consequences

Holders of incentive stock options incur no federal income tax, other than potential alternative minimum tax, (and the Company is not entitled to a deduction) on the grant or exercise of such options. When stock received upon exercise of an incentive stock option is sold, the holder incurs tax at capital gains rates, provided certain holding period requirements are met. In order to qualify under Section 422, incentive stock options are subject to a number of restrictions, including the following:

•	The option price may not be less than the fair market value of the stock at the time the option is granted.

•	The market value of the stock, measured at the date of grant, for which an employee’s incentive stock options become exercisable in any year may not exceed $100,000.

The holder of a nonqualified stock option recognizes income subject to federal income tax on the date of exercise of such option. The holder is taxed on the difference between (i) the fair market value of the stock subject to the option and (ii) the option exercise price, measured at the date of exercise. The income is taxable at ordinary income rates and is deductible by the Company. The exercise price of nonqualified options granted under the 1999 Stock Option Plan may be no less than the greater of (i) the fair market value of the Common Stock, or (ii) the net book value of the Common Stock at the time of grant.

Term of Options

All options granted under the 1999 Stock Option Plan will expire not more than ten years from the date of grant. The option exercise price is payable in cash, or if approved by the Board, other consideration including Company common stock, services, debt instruments or other property. The Board of Directors has the authority to terminate the 1999 Plan at any time. If it is not terminated sooner by the Board of Directors, the 1999 Plan will terminate on the 10th anniversary of its effective date. The 1999 Plan may be amended by the Board of Directors without shareholder approval, except that no such amendment may (i) increase the number of shares that may be issued pursuant to the 1999 Plan, or (ii) change the class of employees who may be granted options, without shareholder approval.

All granted but unexercised options under the existing 1999 Plan will remain outstanding for their respective terms. Approval of the 1999 Plan Amendment requires the affirmative vote of shareholders owning a majority of the Company’s Common Stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present.

The Board of Directors unanimously recommends that you vote FOR approval of the 1999 Plan Amendment.

PROPOSAL NO. 3—AMENDMENT OF DIRECTOR STOCK OPTION PLAN

General

The Company has historically maintained a stock option plan for the benefit of nonemployee directors. The purpose of the director stock option plan is to attract and retain the best possible persons to serve as directors, and to provide a long-term performance-based incentive to such persons. The Board believes that nonemployee director stock options are consistent with the long-term interests of the Company’s shareholders.

As described in “Information Regarding Directors—Directors’ Stock Option Plan” the director stock option plans have been amended, and new plans adopted from time to time to make available more shares for issuance. The most recent such amendment was adopted and approved by the Company’s shareholders in 1999. The 1999 Director Stock Option Plan (“1999 DSOP”) provided for the grant of options to acquire up to 100,000 shares of the Company’s Common Stock. At December 31, 2002, 31,800 shares remained available for grant pursuant to the 1999 DSOP.

At its meeting on February 11, 2003, the Board of Directors approved an amendment to the 1999 DSOP, subject to shareholder approval at the 2003 Annual Meeting, which the Board of Directors unanimously recommends. The purpose of the amendment is to make 100,000 additional shares available for future grants. The material features of the 1999 DSOP are summarized below. A copy of the 1999 DSOP will be provided to any shareholder upon request to the Company, Attn: Mick Reynolds.

Material Terms of the 1999 DSOP

The 1999 DSOP is administered by the Compensation Committee. Options may be granted only to nonemployee directors. If approved, the amendment allows stock options to be granted in any combination up to an additional 100,000 shares of Company Common Stock, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company.

All options granted under the 1999 DSOP will be nonqualified stock options. While no taxable income is recognized upon the grant of a nonqualified stock option, recipients will generally recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The amount of such income would be deductible compensation expense for the Company.

All options granted under the 1999 DSOP will expire not more than ten years from the date of grant. The option exercise price is payable in cash, or if approved by the Board, other consideration including Company common stock, services, debt instruments or other property. The Board of Directors has the authority to terminate the 1999 DSOP at any time. If not terminated sooner by the Board of Directors, the 1999 DSOP will terminate on the 10th anniversary of its effective date. The 1999 DSOP may be amended by the Board of Directors without shareholder approval, except that no such amendment may increase the number of shares that may be issued pursuant to the 1999 DSOP, without shareholder approval.

All granted but unexercised options under the 1999 DSOP will remain outstanding for their respective terms. Approval of the 1999 DSOP Amendment requires the affirmative vote of shareholders owning a majority of the Company’s Common Stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present.

The Board of Directors unanimously recommends that you vote FOR approval of the 1999 DSOP Amendment.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, (“Section 16(a)”) requires that all executive officers and directors of the Bank and all persons who beneficially own more than 10 percent of the Company’s Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company’s Securities. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

Based solely upon the Company’s review of the copies of the filings which it received with respect to the fiscal year ended December 31, 2002, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis.

AUDITORS

Zirkle Long & Trigueiro LLC, Certified Public Accountants, performed the audit of the consolidated financial statements for the Company for the year ended December 31, 2002. Representatives of Zirkle Long & Trigueiro LLC will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

At a future meeting, the Audit Committee will appoint independent auditors to audit the Company’s financial statements for 2003. The Audit Committee will review the scope of any such audit and other assignments given to the auditors to determine whether such assignments would affect their independence.

Fees Paid to Independent Auditors

During the fiscal years ended December 31, 2002 and 2001, fees billed to the Company by Zirkle Long & Trigueiro LLC consisted of the following:

Audit Fees.    Audit fees billed to the Company by Zirkle Long & Trigueiro LLC during the audits of the 2002 and 2001 financial statements and review of those financial statements included in the quarterly reports on Form 10-Q totaled $71,201 for 2002 and $65,925 for 2001.

Tax Fees.    Fees billed to the Company by Zirkle Long & Trigueiro LLC for tax compliance, tax planning and tax advice totaled $7,103 in 2002 and $14,456 in 2001.

All other Fees.    No other fees were billed to the Company by Zirkle Long & Trigueiro LLC in 2002 or 2001. For fiscal years 2002 and 2001 the Audit Committee and Board considered and deemed the services provided by Zirkle Long & Trigueiro LLC were compatible with maintaining the principal accountant’s independence.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Meeting, the Proxy holders will vote shares represented by properly executed Proxies in their discretion in accordance with their judgment on such matters.

At the Meeting, management will report on the Company’s business and shareholders will have the opportunity to ask questions.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2004 Annual Shareholders’ Meeting must be received by the Secretary of the Company prior to November 21, 2003, for inclusion in the 2004 Proxy Statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after February 3, 2004, the persons named as proxies in such proxy statement will have discretionary authority to vote on such shareholder proposal.

AVAILABLE INFORMATION

The Company currently files periodic reports and other information with the SEC. Such information and reports may be obtained as follows:

•	Read and copied at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D. C. 20549. (You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.)

•	On the SEC Internet site at www.sec.gov.

•	Accessing the Bank’s website at www.therightbank.com. Additional information, including recent press releases, is also available on the Bank’s Website.

REPORTS TO SHAREHOLDERS

A copy of the 2002 Annual Report to Shareholders and the accompanying 2002 Annual Report on Form 10-K is included with this Proxy Statement. Written requests for the Form 10-K, Form 10-Q and other information requests should be addressed to Michael Reynolds, Senior Vice President and Chief Financial Officer of Pacific Continental Bank, at P.O. Box 10727, Eugene, Oregon 97440-2727.

By Order of the Board of Directors

Eugene, Oregon March 19, 2003	HAL BROWN President and Chief Executive Officer

EXHIBIT A.    AUDIT COMMITTEE CHARTER

PACIFIC CONTINENTAL CORPORATION

PACIFIC CONTINENTAL BANK

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.    PURPOSE

The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring and reviewing: the financial reports and other financial information provided by the Company to the public or any government body; the Company’s systems of internal controls regarding finance, accounting, and legal compliance; and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent accountants and internal auditing practitioners.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, internal auditing practitioners, and the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditors.

II.    COMPOSITION

The Audit Committee shall be comprised of at least three, but no more than five, independent directors as determined by the Board, and consistent with the criteria for determining independence under the National Association of Securities Dealers (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as such requirements may be modified or supplemented from time to time. All members of the Audit Committee shall meet the experience requirements of Nasdaq and the SEC. In that regard, the SEC has adopted rules requiring disclosure of whether or not an audit committee has at least one “audit committee financial expert” within the meaning of rules promulgated under the Sarbanes-Oxley Act of 2002. This disclosure will be required in the Company’s annual reports for fiscal years ending after December 15, 2003. The Audit Committee will use its best efforts, in cooperation with the Board, to add a member who meets the criteria of an “audit committee financial expert,” if no current member of the Audit Committee meets such criteria. The Audit Committee will also ensure compliance with any Nasdaq rules that may be adopted from time to time regarding member experience, including any requirement that a member of the Audit Committee meet the criteria of an “audit committee financial expert.” The “audit committee financial expert” criteria are set forth in Exhibit A. Audit Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational opportunities.

The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly appointed and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III     MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management, internal auditing partners and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chair shall meet with the independent accountants and management quarterly to review and discuss the preparation of the Company’s financial reports.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee will:

Documents/Reports Review

•	Review the Company’s periodic financial statements and any material reports or other financial information submitted to any regulatory body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

•	Review regular reports prepared by internal auditing practices and consider management’s response to these reports.

•	Review regulatory examination reports and consider management’s response to these reports.

•	Review with management, Company counsel, and independent accountants the Form 1O-Q, Form 10-K and Proxy prior to their filing. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

•	The Audit Committee will be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The Company’s independent auditors will report directly to the Audit Committee.

•	The Audit Committee will pre-approve all auditing services and permissible non-audit services to be provided to the Company by the Company’s independent auditors, except for certain de minimus services as defined in the Sarbanes-Oxley Act of 2002. A description of non-audit services and de minimus services is set forth in Exhibit B.

•	On an annual basis, the Committee will review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

•	Review the performance of the independent accountants and shall discharge the independent accountants when circumstances warrant.

•	Periodically, without management present, consult with the independent accountants regarding the internal controls and preparation of the Company’s financial statements.

Financial Reporting Processes

•	In consultation with the independent accountants and internal auditing practitioners, review the integrity of the Company’s internal and external financial reporting process.

•	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing practitioners.

Process Improvement

•	Review any significant disagreement among management and the independent accountants or the internal auditing practitioners in connection with the preparation of the financial statements, internal controls or examination process.

•	Review with the independent accountants, the internal auditing practitioners and management the extent to which changes or improvements in operating procedures or accounting practices, as approved by the Audit Committee, have been implemented.

Reporting Irregularities

•	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding financial statements disclosures, accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company regarding the same. Such procedures are set forth on Exhibit C.

•	The Audit Committee will review the performance of the Company’s senior financial officers and will require the senior financial officers to annually certify compliance with the Code of Ethics for Senior Financial Officers.

Miscellaneous and Legal Compliance

•	Review activities, organizational structure, and qualifications of the internal audit practitioners.

•	If the function is not performed by another committee of independent Company directors, the Audit Committee will review and approve all related party transactions within the scope of Item 404(a) (“Transactions With Management and Others”) of Regulation S-K promulgated by the SEC.

•	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

•	Review and update this Charter periodically as conditions dictate.

•	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

•	The Audit Committee will conduct an annual self evaluation of the Audit Committee’s performance and will report the results to the full Board of Directors.

V.    COMMITTEE RESOURCES

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee shall determine the appropriate funding necessary to compensate any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, or to compensate any advisors to the Audit Committee, and shall work with the Board as a whole to ensure that such funds are provided pursuant to the Company’s responsibility to do so.

Audit Committee Charter

Exhibit A

Audit Committee Financial Expert

A person who has, through education and experience:

a.	An understanding of financial statements and generally accepted accounting principles;

b.	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

c.	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

d.	An understanding of internal controls and procedures for financial reporting; and

e.	An understanding of audit committee functions.

A person will need to possess all of the attributes listed above to qualify as an “audit committee financial expert.”(1) A person can acquire such attributes through any one or more of the following means:

a.	education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or experience in one or more positions that involve the performance of similar functions;

b.	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or experience overseeing or assessing the performance of companies or public auditors with respect to the preparation, auditing or evaluation of financial statements; or

c.	other relevant means.

(1)	The “audit committee financial expert” will also be deemed to be covered by the safe harbor set forth in Section 11 of the Securities Act of 1933, and the designation of a person as an audit committee financial expert does not impose any duties, obligations or liabilities on the person that are greater than those imposed on other members of the audit committee.

Audit Committee Charter

Exhibit B

Non-Audit and De Minimus Services

Prohibited Non-Audit Services

The following non-audit services may not be performed for the Company by any accounting firm (or any associated person of such accounting firm), that contemporaneously performs for the Company any audit required under the Securities Exchange Act of 1934 or under the rules of the Public Company Accounting Oversight Board (“PCAOB”) upon its establishment:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contributions-in-kind reports;

•	Actuarial services;

•	Internal auditing outsourcing services;

•	Management functions or human resources;

•	Broker or dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service that the PCAOB determines, by regulation, is impermissible.

These prohibitions shall apply unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

De Minimus Services

Non-audit services, including tax services, that are not described in the list above may be provided by the Company’s independent auditors, only if the activity has been approved in advance by the Committee. However, such preapproval will not be required with respect to the provision of non-audit services for the Company, if:

•	The aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by the Company to such independent auditors during the fiscal year in which the non-audit services are provided;

•	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee (who are members of the Board of Directors) to whom authority to grant such approvals has been delegated by the Committee.

Audit Committee Charter

Exhibit C

Complaint Procedures

The Company shall forward to the Audit Committee of the Board of Directors (the “Committee”) any complaints that it receives regarding financial statement disclosures, accounting, internal controls, or auditing matters (“Financial Disclosure Matters”).

Any Company employee may submit, on a confidential, anonymous basis (if the employee so desires), any concerns regarding Financial Disclosure Matters by setting his concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in the care of the Corporate Secretary. The envelope should be labeled with “To be opened by the Audit Committee only” or a similar legend. If the employee wishes to discuss the matter with the Audit Committee, he should indicate this in the complaint and provide contact information. The Corporate Secretary shall promptly forward unopened any such envelopes to the Committee.

The Committee shall review and consider any complaint it has received at each meeting and take appropriate action in order to respond thereto.

The Committee shall retain any such complaints for a period of no less than seven years.

BALLOT

PACIFIC CONTINENTAL CORPORATION

Please complete and return immediately

This Ballot Is Solicited on Behalf of the Board of Directors

The undersigned hereby votes, as designated below, all the shares of common stock of Pacific Continental Corporation, held of record by the undersigned on March 7, 2003, at the Annual Meeting of Shareholders held on April 22, 2003 (“Meeting”), or any adjournment of such Meeting.

1.	ELECTION OF DIRECTORS. A vote to elect the following nominees.

A.	I vote FOR all nominees listed below. ❒

B.	I WITHHOLD AUTHORITY to vote for all nominees in the list below. ❒

Robert A. Ballin	Donald A. Bick	Hal Brown

John H. Rickman	Ronald F. Taylor.

C.	I WITHHOLD AUTHORITY to vote for any individual whose name I have struck a line through in the list above. ❒

2.	AMEND THE 1999 EMPLOYEE STOCK OPTION PLAN to make an additional 500,000 shares available for future grant.

FOR ❒	AGAINST ❒	ABSTAIN ❒

3.	AMEND THE 1999 DIRECTOR STOCK OPTION PLAN to make an additional 100,000 shares available for future grant.

FOR ❒	AGAINST ❒	ABSTAIN ❒

4.	WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, and you are present at the Meeting, you will be given the opportunity to vote by ballot.

The Board of Directors recommends a vote FOR the listed directors and proposals.

SIGN BELOW:
(Date signed)

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.